UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2006

MERISTAR HOSPITALITY CORPORATION

(Exact name of registrant as specified in its charter)

1-11903

(Commission File Number)

MARYLAND	72-2648842
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

6430 ROCKLEDGE DRIVE, SUITE 200

BETHESDA, MARYLAND 20817

(Address of principal executive offices)

Registrant’s telephone number, including area code: (301) 581-5900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

(a)	(1) Effective February 15, 2006, MeriStar Hospitality Corporation (“MeriStar”) and Interstate Hotels & Resorts, Inc. (“Interstate”) entered into a settlement agreement with Axis Surplus Insurance Company, Underwriters at Lloyds, London and London Company Markets, and RSUI Indemnity Company (collectively, the “Insurers”) with respect to various MeriStar-owned and Interstate-managed properties located in Florida and damaged by Hurricane Charley on or about August 13, 2004. All parties to the settlement agreement agreed to “release, acquit, and forever discharge each other…” with respect to claims related to Hurricane Charley.

There are no material relationships between MeriStar and the Insurers.

(2) The Insurers agreed to pay MeriStar a total of $82.5 million in addition to the previous payments of $120.0 million received in accordance with the relevant insurance policies. This payment will be net of any deductibles. The payment is due prior to the end of February 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERISTAR HOSPITALITY CORPORATION

By:	/s/ Jerome J. Kraisinger Jerome J. Kraisinger Executive Vice President, Secretary and General Counsel

Date: February 22, 2006